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[SBL LOGO]
SECURITY BENEFIT LIFE INSURANCE COMPANY
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A Member of The Security                               700 SW Harrison St.
Benefit Group of Companies                             Topeka, Kansas 66636-0001
                                                       785-431-3000

                                                MARKETING ORGANIZATION AGREEMENT
                                                             COMMISSION SCHEDULE

                                                            PCG VARIABLE ANNUITY


Marketing Organization:________________________________
(Licensed Broker/Dealers Only)

Effective Date of Commission Schedule:

This  Commission  Schedule  is hereby  made  part of and  amends  the  Marketing
Organization  Agreement  (hereinafter  the "Selling  Agreement")  with  Security
Benefit Life Insurance Company and Security Distributors, Inc. (hereinafter jointly called "SBL"). Except as otherwise defined herein, all capitalized terms will have the meaning set forth in the Agreement and the PCG Variable Annuity Contract.

NONCOMMISSIONABLE

No commissions or other form of compensation shall be paid by SBL to Marketing Organization on sales of the PCG Variable Annuity Contract.

CHANGE OF COMMISSION SCHEDULE: SBL reserves the right at any time, with or without notice, to change, modify or discontinue this Commission Schedule.

CHANGE OF DEALER: A Contractowner shall have the right to designate a new broker/dealer, or to terminate a Marketing Organization without designating a replacement, by sending written notice of such designation or termination to SBL.

THIS COMMISSION SCHEDULE replaces any previous Commission Schedule for the Variable Annuity Contract listed above as of the Effective Date set forth above.

SECURITY DISTRIBUTORS, INC.              SECURITY BENEFIT LIFE INSURANCE COMPANY

By:    RICHARD K RYAN                    By:    RICHARD K RYAN
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Title: President                         Title: Senior Vice President - Sales
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